UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2019

HEMISPHERE MEDIA GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	001-35886 (Commission File Number)	80-0885255 (I.R.S. Employer Identification Number)

4000 Ponce de Leon Boulevard
Suite 650
Coral Gables, FL 33146
           (Address of principal executive offices) (Zip Code)

(305) 421-6364 (Registrant’s telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	HMTV	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 21, 2019, the Board of Directors (the “Board”) of Hemisphere Media Group, Inc. (the “Company”) appointed Sonia Dulá as a director of the Company to fill a vacancy on the Board. Ms. Dulá will serve as a Class III director of the Company with a term expiring at the Company’s 2022 annual meeting. Ms. Dulá will serve on the Audit Committee of the Board.

Ms. Dulá is a business executive and entrepreneur and, until March of 2018, she was Vice Chairman at Bank of America Merrill Lynch. Prior to this position, she was head of the Latin America Wealth Management Division at Merrill Lynch and head of Corporate and Investment Banking for Latin America, where she led many high-profile transactions, and had oversight responsibility for mergers and acquisitions, public debt and equity issues and corporate loans. Prior to this, Ms. Dulá co-founded two internet companies, Internet Group of Brazil and Obsidiana, served as CEO of Telemundo Studios México, and of Grupo Latino de Radio, and held various positions at Goldman Sachs.

Ms. Dulá will receive an annual cash retainer of $40,000 as a non-employee director and an additional annual cash retainer of $5,000 as a member of the Audit Committee. In addition, Ms. Dulá will receive an annual grant of restricted stock equal to that number of shares of our Class A common stock with a value on the date of grant of $100,000. The restricted stock grants vest on the day prior to the Company’s annual stockholders meeting following the grant.

In connection with her election to the Board, Ms. Dulá will enter into an indemnification agreement with the Company pursuant to which the Company will agree to indemnify her from certain liabilities that may arise by reason of her status as a director and advance certain expenses incurred by her. The form of indemnification agreement was filed as Exhibit 10.1 to the Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 12, 2019.

There are no arrangements or understandings between Ms. Dulá and any other persons pursuant to which she was selected a director of the Company. There are no transactions between Ms. Dulá, on the one hand, and the Company on the other, that would be required to be reported under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Item 8.01.  Other Events.

On May 28, 2019, the Company issued a press release announcing the Company’s appointment of Sonia Dulá to the Board.  A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release issued by the Company on May 28, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEMISPHERE MEDIA GROUP, INC.

Date: May 28, 2019	By:	/s/ Alex J. Tolston
Name: Alex J. Tolston Title: Executive Vice President, General Counsel and Corporate Secretary